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                                                                      EXHIBIT 11
                              IMNET SYSTEMS, INC.
                       COMPUTATION OF PER SHARE EARNINGS


The following computations set forth the calculations of basic and diluted earnings per share for the three and six month periods ended December 31, 1997 and 1996.

                                                                    THREE MONTHS ENDED DECEMBER 31,
                                                             1997                             1996
                                                    ---------------------------      --------------------------
                                                      BASIC          DILUTED           BASIC          DILUTED
                                                     EARNINGS        EARNINGS         EARNINGS        EARNINGS
                                                    PER SHARE       PER SHARE        PER SHARE       PER SHARE
                                                    ----------      -----------      ----------      ----------
Net income ......................................   $1,480,776      $ 1,480,776      $1,694,472      $1,694,472
                                                    ==========      ===========      ==========      ==========

Weighted average outstanding common
    shares ......................................    9,760,756        9,760,756       9,601,633       9,601,633

Increase due to assumed issuance of shares
    related to outstanding stock options using
    the treasury stock method ...................           --          292,818              --         358,301
                                                    ----------      -----------      ----------      ----------


Adjusted weighted average outstanding
    common shares and common share
    equivalents .................................    9,760,756       10,053,574       9,601,633       9,959,934
                                                    ==========      ===========      ==========      ==========
Net income per common share and common
share equivalent ................................   $     0.15      $      0.15      $     0.18      $     0.17
                                                    ==========      ===========      ==========      ==========


                                                                  SIX MONTHS ENDED DECEMBER 31,

                                                               1997                              1996
                                                  -----------------------------       --------------------------
                                                     BASIC            DILUTED           BASIC          DILUTED
                                                    EARNINGS         EARNINGS          EARNINGS        EARNINGS
                                                   PER SHARE         PER SHARE        PER SHARE        PER SHARE
                                                  -----------       -----------       ----------      ----------
Net income (loss) .............................   $(1,666,777)      $ 1,666,777)      $2,340,707      $2,340,707
                                                  ===========       ===========       ==========      ==========
Weighted average outstanding common
shares ........................................     9,758,705         9,758,705        9,596,779       9,596,779


Increase due to assumed issuance of shares
  related to outstanding stock options using
    the treasury stock method .................            --                --               --         380,711
                                                  -----------       -----------       ----------      ----------
Adjusted weighted average outstanding
    common shares and common share
    equivalents ...............................     9,758,705         9,758,705        9,596,779       9,977,490
                                                  ===========       ===========       ==========      ==========
Net income (loss) per common share and
common share equivalent .......................   $     (0.17)      $     (0.17)      $     0.24      $     0.23
                                                  ===========       ===========       ==========      ==========



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